October 11, 2023 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces Second Quarter 2023 Results Highlights for the Three Months Ended August 31, 2023 • Total revenues of $168 million and net income of $6 million • Adjusted EBITDA(1) of $152 million • Acquired 1 Embraer E2 aircraft; total number of new technology aircraft increased 61% compared to second quarter 2022 • Sold 6 aircraft with an average age of 18 years for a gain on sale of $4 million. Liquidity • Received $200 million of shareholder equity, the first tranche of a $500 million commitment. The remaining $300 million is expected in the first quarter of fiscal 2024 • Issued $650 million 6.50% unsecured senior notes • Expanded revolving credit facilities by $130 million, resulting in total available capacity of $1.9 billion • Net debt-to-equity ratio was 2.3 times at August 31, 2023 • Total liquidity as of October 6, 2023 of $2.8 billion includes $1.8 billion of undrawn facilities, $0.6 billion of projected adjusted operating cash flows and sales through October 6, 2024, $0.3 billion of equity commitments and $0.1 billion of unrestricted cash • 201 unencumbered aircraft with a net book value of $5.2 billion Exhibit 99.1

Mike Inglese, Aircastle's Chief Executive Officer, commented, "Across aviation, demand for narrow-body passenger aircraft exceeds capacity. In the second quarter, IATA reported global domestic passenger traffic exceeding 2019 levels. The extended OEM production delays and maintenance challenges associated with new technology engines has resulted in further demand for current technology aircraft. These overlapping conditions have us optimistic about the sustaining logic of our unique business model."

Mr. Inglese concluded, "Having now received the first $200 million tranche of our shareholders' $500 million equity commitment, we're looking forward to expanding our fleet of the most sought-after narrow-body passenger aircraft available. This long-term shareholder commitment, our considerable liquidity position, along with our IG Rating, and Aircastle's experienced team of solutions-focused aviation experts, have us well-poised for the disciplined future growth."

Aviation Assets

As of August 31, 2023, Aircastle owned 239 aircraft and other flight equipment having a net book value of $6.8 billion. We also manage 9 aircraft with a net book value of $278 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	**As of August 31, 2023**	**As of August 31, 2022**
Net Book Value of Flight Equipment ($ mils.)	$ 6,751	$ 6,493
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$ 5,208	$ 5,447
Number of Aircraft	239	243
Number of Unencumbered Aircraft	201	212
Number of Lessees	73	74
Number of Countries	43	45
Weighted Average Fleet Age (Years)(1)	9.7	10.3
Weighted Average Remaining Lease Term (Years)(1)	5.2	5.0
Weighted Average Fleet Utilization for the three months ended(2)	98.3 %	94.9 %
Managed Aircraft on behalf of Joint Ventures		
Net Book Value of Flight Equipment ($ mils.)	$ 278	$ 292
Number of Aircraft	9	9

1. Weighted by Net Book Value.
2. Aircraft on-lease days as a percent of total days in period weighted by Net Book Value.

Conference Call

In connection with this press release, management will host a conference call on Wednesday, October 11, 2023, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing 1 (877) 870-4263 (from within the U.S. and Canada) or +1 (412) 317-0790 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name "Aircastle" when prompted by the operator.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call. About Aircastle Limited Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of August 31, 2023, Aircastle owned and managed on behalf of its joint ventures 248 aircraft leased to 74 airline customers located in 43 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward- looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) August 31, 2023 February 28, 2023 (Unaudited) ASSETS Cash and cash equivalents $ 726,428 $ 231,861 Accounts receivable 11,729 12,855 Flight equipment held for lease, net 6,501,828 6,567,606 Net investment in leases, net 248,734 67,694 Unconsolidated equity method investment 41,367 40,505 Other assets 318,851 346,330 Total assets $ 7,848,937 $ 7,266,851 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net $ 913,864 $ 752,298 Borrowings from unsecured financings, net 3,991,875 3,842,454 Accounts payable, accrued expenses and other liabilities 211,810 206,473 Lease rentals received in advance 53,486 66,816 Security deposits 62,067 61,734 Maintenance payments 526,589 465,618 Total liabilities 5,759,691 5,395,393 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at August 31, 2023 and February 28, 2023 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 15,564 and 14,048 shares issued and outstanding at August 31, 2023 and February 28, 2023, respectively — — Additional paid-in capital 2,078,774 1,878,774 Retained earnings (accumulated deficit) 10,472 (7,316) Total shareholders’ equity 2,089,246 1,871,458 Total liabilities and shareholders’ equity $ 7,848,937 $ 7,266,851

Aircastle Limited and Subsidiaries Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Dollars in thousands, except per share amounts) (Unaudited) Three Months Ended August 31, Six Months Ended August 31, 2023 2022 2023 2022 Revenues: Lease rental revenue $ 150,351 $ 146,508 $ 297,086 $ 290,652 Direct financing and sales-type lease revenue 5,085 2,265 6,158 4,863 Amortization of lease premiums, discounts and incentives (7,124) (5,518) (14,331) (10,906) Maintenance revenue 15,046 20,114 49,566 47,213 Total lease revenue 163,358 163,369 338,479 331,822 Gain on sale of flight equipment 4,453 10,049 47,047 13,736 Other revenue 145 161 921 3,585 Total revenues 167,956 173,579 386,447 349,143 Operating expenses: Depreciation 86,328 82,106 175,117 163,424 Interest, net 57,035 50,587 113,926 100,881 Selling, general and administrative 18,882 17,393 39,717 37,309 Provision for credit losses (834) 109 6,125 689 Impairment of flight equipment 1,100 33,671 2,197 38,099 Maintenance and other costs 8,854 5,212 17,387 13,277 Total operating expenses 171,365 189,078 354,469 353,679 Other income (expense): Loss on extinguishment of debt — — — (463) Other 3,372 2,072 4,709 2,072 Total other income 3,372 2,072 4,709 1,609 Income (loss) from continuing operations before income taxes and earnings of unconsolidated equity method investment (37) (13,427) 36,687 (2,927) Income tax provision (benefit) (5,099) (4,068) 9,261 (739) Earnings of unconsolidated equity method investment, net of tax 456 666 862 1,177 Net income (loss) $ 5,518 $ (8,693) $ 28,288 $ (1,011) Preference share dividends (10,500) (10,500) (10,500) (10,500) Net income (loss) available to common shareholders $ (4,982) $ (19,193) $ 17,788 $ (11,511) Total comprehensive income (loss) available to common shareholders $ (4,982) $ (19,193) $ 17,788 $ (11,511)

Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited) Six Months Ended August 31, 2023 2022 Cash flows from operating activities: Net income (loss) $ 28,288 $ (1,011) Adjustments to reconcile net income to net cash and restricted cash provided by operating activities: Depreciation 175,117 163,424 Amortization of deferred financing costs 8,321 7,095 Amortization of lease premiums, discounts and incentives 14,331 10,906 Deferred income taxes 6,179 6,588 Collections on net investment in leases 1,598 4,016 Security deposits and maintenance payments included in earnings (9,895) (2,133) Gain on sale of flight equipment (47,047) (13,736) Loss on extinguishment of debt — 463 Impairment of flight equipment 2,197 38,099 Provision for credit losses 6,125 689 Other (845) (1,179) Changes in certain assets and liabilities: Accounts receivable 1,437 5,808 Other assets (9,723) (8,223) Accounts payable, accrued expenses and other liabilities (3,833) (2,284) Lease rentals received in advance 14,165 7,094 Net cash and restricted cash provided by operating activities 186,415 215,616 Cash flows from investing activities: Acquisition and improvement of flight equipment (379,349) (372,474) Proceeds from sale of flight equipment 126,011 171,065 Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits 6,852 4,504 Other (4,026) 1,500 Net cash and restricted cash used in investing activities (250,512) (195,405) Cash flows from financing activities: Proceeds from issuance of common shares 200,000 — Proceeds from secured and unsecured debt financings 1,273,709 75,000 Repayments of secured and unsecured debt financings (963,507) (58,355) Debt extinguishment costs — (291) Deferred financing costs (7,536) (1,903) Security deposits and maintenance payments received 77,006 63,758 Security deposits and maintenance payments returned (10,508) (11,239) Dividends paid (10,500) (10,500) Net cash and restricted cash provided by financing activities 558,664 56,470 Net increase in cash and restricted cash 494,567 76,681 Cash and restricted cash at beginning of period 231,861 170,682 Cash and restricted cash at end of period $ 726,428 $ 247,363

Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) (Unaudited) Three Months Ended August 31, Six Months Ended August 31, 2023 2022 2023 2022 Net income (loss) $ 5,518 $ (8,693) $ 28,288 $ (1,011) Depreciation 86,328 82,106 175,117 163,424 Amortization of lease premiums, discounts and incentives 7,124 5,518 14,331 10,906 Interest, net 57,035 50,587 113,926 100,881 Income tax provision (benefit) (5,099) (4,068) 9,261 (739) EBITDA 150,906 125,450 340,923 273,461 Adjustments: Impairment of flight equipment 1,100 33,671 2,197 38,099 Loss on extinguishment of debt — — — 463 Adjusted EBITDA $ 152,006 $ 159,121 $ 343,120 $ 312,023 We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.